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                                                                      Exhibit 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55976) pertaining to the STERIS Corporation 401(k) Plan and Trust of our report dated June 24, 2002, with respect to the financial statements and schedule of the STERIS Corporation 401(k) Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                  /s/  Ernst & Young LLP

June 24, 2002
Cleveland, Ohio

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